EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement of Eaton Vance Series Fund, Inc. (1933 Act File No. 333-182175) of my opinion dated November 25, 2013, which was filed as Exhibit (i) to Post-Effective Amendment No. 1.

/s/ David D. Barr
David D. Barr, Esq.

November 24, 2014

Boston, Massachusetts